                      ARTICLES OF AMENDMENT

                               OF

           ALLIANCE WORLDWIDE PRIVATIZATION FUND, INC.


         ALLIANCE WORLDWIDE PRIVATIZATION FUND, INC., a

Maryland corporation having its principal office in the State of Maryland in Baltimore City, Maryland (hereinafter called

the "Corporation"), hereby certifies that:

         FIRST:  The charter of the Corporation is hereby

amended by striking out paragraph (9)(a) of Article FIFTH of the Articles of Incorporation and inserting in lieu thereof

the following:

              "(9)(a) Each share of Class B Common Stock, other than shares described in paragraph (9)(b), shall be converted automatically, and without any action or choice on the part of the holder thereof, into shares of the Class A Common Stock on the Conversion Date. The term "Conversion Date" when used herein means the business day designated for such purpose and set forth in the Corporation's prospectus or statement of additional information or other disclosure provided generally to the Corporation's stockholders and intended to satisfy the Corporation's disclosure obligations under the federal securities laws, as such disclosure may be amended from time to time (each of the foregoing constituting a "disclosure"), falling in the month following the month during which the holding period for the share of Class B Common Stock expires. The term "holding period" when used herein means (i) in the case of a share of Class B Common Stock acquired through an original subscription to the Corporation, eight years, commencing from the date of issuance of such share, or (ii) in the case of a share of Class B Common Stock acquired through one or more exchanges of stock issued by an eligible investment company, the holding period (which may be shorter or longer than eight years) applicable to the stock of the eligible investment company originally subscribed for at the time of such subscription, commencing from the date of issuance of the stock of the eligible investment company originally subscribed for; provided, however, that the holding period determined pursuant to clause (ii) may not exceed ten years. The term "eligible investment company" as used herein includes the Corporation and any investment company designated for that purpose in a disclosure. Notwithstanding the foregoing, as may be determined from time to time by the Board of Directors and set forth in a disclosure, the holding period as determined pursuant to clause (i) or clause (ii) above may be shortened from the holding period determined pursuant to such clause or from any other holding period theretofore determined by the Board of Directors pursuant to this sentence."

         SECOND: The foregoing charter amendment was advised

by the Board of Directors and approved by the sole stockholder of the Corporation.

         IN WITNESS WHEREOF, Alliance World Privatization

Fund, Inc. has caused these Articles of Amendment to be signed in its name and on its behalf by its President and attested by

its Secretary as of April   , 1994.

                   ALLIANCE WORLDWIDE PRIVATIZATION FUND, INC.


                   By: /s/David H. Dievler
                        ___________________________
                        David H. Dievler
                        President

Attest:

___________________________
Edmund P. Bergan, Jr.
Secretary

         The UNDERSIGNED President of Alliance Worldwide

Privatization Fund, Inc. who executed on behalf of said

Corporation the foregoing Articles of Amendment of which this certificate is made a part, hereby acknowledges the Articles of Amendment to be the act of the Corporation and further

certifies that, to the best of his knowledge, information and belief, all matters and facts set forth therein with respect to the approval thereof are true in all material respects,

under the penalties of perjury.




                                 /s/David H. Dievler
                                 ___________________________
                                 David H. Dievler
                                 President






                              3

00250202.AE6